UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:   January 29, 2005

Commission File Number 1-6227

LEE ENTERPRISES, INCORPORATED
(Exact name of Registrant as specified in its charter)

    Delaware                                 42-0823980
            (State of Incorporation)    (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801
(Address of Principal Executive Offices)

(563) 383-2100
Registrant’s telephone number, including area code

_____________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ X ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

        On January 29, 2005, Lee Enterprises, Incorporated, a Delaware corporation (“Lee”), and LP Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Lee (the “Purchaser”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pulitzer Inc. (“Pulitzer”). The Merger Agreement provides for the Purchaser to be merged with and into Pulitzer (the “Merger”), with Pulitzer as the surviving corporation. Each share of Pulitzer’s Common Stock and Class B Common Stock outstanding immediately prior to the effective time of the Merger will be converted into the right to receive from the surviving corporation in cash, without interest, an amount equal to $64.00 per share.

        The Merger will effect a change of control of Pulitzer. At the effective time of the Merger and as a result of the Merger, Pulitzer will become a wholly-owned subsidiary of Lee, the directors of the Purchaser will become the directors of the surviving corporation, and the officers of the Purchaser will become the officers of the surviving corporation.

        Consummation of the Merger is subject to customary conditions, including the adoption of the Merger Agreement by the required vote of Pulitzer’s stockholders and the expiration or termination of any waiting period (and any extension thereof) under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        The Merger Agreement includes customary representations, warranties and covenants by Pulitzer, including covenants (i) to cause a stockholders’ meeting to be called and held as soon as reasonably practicable to vote on the adoption of the Merger Agreement, (ii) to cease immediately any discussions and negotiations with respect to an alternate acquisition proposal, (iii) not to solicit any alternate acquisition proposal and, with certain exceptions, not to enter into discussions concerning or furnish information in connection with any alternate acquisition proposal, and (iv) subject to certain exceptions, for Pulitzer’s board of directors not to withdraw or modify its recommendation that the stockholders vote to adopt the Merger Agreement. The Merger Agreement contains certain termination rights for both Pulitzer and Lee and further provides that, upon termination of the Merger Agreement under specified circumstances, Pulitzer may be required to pay Lee a fee of up to $55 million.

        In connection with the Merger, Deutsche Bank Trust Company Americas, Deutsche Bank Securities Inc., SunTrust Bank and SunTrust Capital Markets, Inc. have provided Lee a Senior Secured Financing Commitment Letter dated January 29, 2005 (the “Commitment Letter”). The Commitment Letter contemplates, on the terms and conditions provided therein, an aggregate of $1.55 billion of bank senior secured financing, substantially all of the proceeds of which will be used to fund the Merger and refinance Lee’s existing debt. The Commitment Letter contains a $450 million Revolving Loan for a term of seven years, an $800 million Term Loan A for a term of seven years and a $300 million Term Loan B for a term of eight years. Interest rates float based on LIBOR and, in the case of the Revolving Loan and Term Loan A, based on Lee’s leverage ratio, as defined in the Commitment Letter. The Commitment Letter contains other customary terms and covenants.

        There are no material relationships between Pulitzer and either Lee or the Purchaser other than those relating to the Merger Agreement.

        The foregoing descriptions of the Merger Agreement and the Commitment Letter are qualified in their entirety by reference to the full text of the Merger Agreement and the Commitment Letter, which will be filed by Lee as exhibits to a future Current Report on Form 8-K.

Item 8.01.   Other Events

        On January 30, 2005, Lee and Pulitzer issued a joint press release announcing the execution of the Merger Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

         Following the announcement of the Merger Agreement, on January 31, 2005, Lee has provided a series of questions with answers about the Merger for Lee stockholders, which is attached as Exhibit 99.2 and is incorporated herein by reference.

        These communications may be deemed soliciting material pursuant to Rule 14a-12 of the Securities Exchange Act of 1934, as amended, and are filed herewith as exhibits and incorporated herein by reference.

Additional Information and Where to Find It

        The proposed transaction will be submitted to Pulitzer’s stockholders for their consideration, and Pulitzer will file with the SEC a proxy statement to be used to solicit the stockholders’ approval of the proposed transaction, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF PULITZER ARE URGED TO READ THE PROXY STATEMENT REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. A free copy of the proxy statement, as well as other filings containing information about Pulitzer, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement and the SEC filings that will be incorporated by reference in the proxy statement can also be obtained, without charge, by directing a request to James V. Maloney, Secretary, Pulitzer Inc., 900 North Tucker Boulevard, St. Louis, Missouri 63101.

Participants in the Solicitation

        Pulitzer and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the stockholders of Pulitzer in connection with the proposed transaction. Information regarding Pulitzer’s directors and executive officers is available in Pulitzer’s proxy statement for its 2004 annual meeting of stockholders, which was filed with the SEC on April 2, 2004. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC when they become available.

Item 9.01.   Financial Statements and Exhibits

     (c) Exhibits

     99.1    Press release issued jointly by Lee Enterprises, Incorporated and Pulitzer Inc., dated January 30, 2005.
     99.2    A series of questions with answers about the Merger for Lee stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: January 31, 2005	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

INDEX TO EXHIBITS

Exhibit No.       Description
99.1                   Press release issued jointly by Lee Enterprises, Incorporated and Pulitzer Inc., dated January 30, 2005.
99.2                   A series of questions with answers about the Merger for Lee stockholders.